EXHIBIT 4.2

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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i) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (ii) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OR (iii) A NON-U.S. PERSON THAT IS OUTSIDE THE U.S. WITHIN THE MEANING OF (OR ACCOUNTS SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(ii) OF RULE 902 UNDER) REGULATION S.

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                             a Virginia corporation

                          SUBORDINATED CONVERTIBLE NOTE



No. ____________                                            Richmond, Virginia
$ ______________                                                June ___, 1997



         FOR VALUE RECEIVED, COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the "Company"), hereby promises to pay to ___________________ ___________________________________________, (hereinafter referred to as the
"Holder"), or registered assigns, subject to conversion as described below, the principal sum of _____________________________________ Dollars ($___________),
with interest at a rate of twenty percent (20%) per annum, subject to adjustment as provided in paragraph 2 below.

         1. The Note.

            (a) Related Transaction. This Note is issued pursuant to and is entitled to the benefits and subject to the conditions of that certain Placement Agreement dated June __, 1997, among the Company, Holder and Anderson & Strudwick, Incorporated (the "Placement Agent"), as the same may be amended from time to time. The Company is issuing Notes in an aggregate principal amount of Three Million Dollars ($3,000,000).

            (b) Place of Payment. Interest and principal on this Note shall be payable at the principal office of Anderson & Strudwick, Incorporated (the "Agent") or such other principal office as the Holder may from time-to-time designate in writing to the Company solely by conversion into shares of Common Stock as provided in Section 3, regardless of whether payment becomes due on the Maturity Date (as defined below) or upon the occurrence of an Event of Default (as defined below). If the Agent has been designated as Holder's attorney-in-fact to engage directly with the Company in dealings that are necessary or appropriate in connection with this Note, the Company shall ensure that all notices or deliveries required to be given or made to the Holder are made to the Agent as required by the Placement Agreement.

         2. Payment of Interest. Interest shall be payable upon the conversion of this Note into shares of the Company's common stock ("Common Stock") as provided in paragraph 3 below. Interest will be paid through the date of conversion in the form of additional shares of Common Stock, which shall be issued based on the Conversion Price (as defined below). The Company shall have no right to prepay all or any portion of this Note.

         3. Conversion.

            (a) Conversion Into Common Stock. This Note shall be automatically converted into shares of the Company's Common Stock ("Conversion Shares") upon the earlier to occur of (i) the closing of an IPO (as defined below) of the Company's Common Stock or (ii) __________, 1998 (the "Maturity Date"). For purposes of this Note, an "IPO" shall be an initial public offering of the Company's Common Stock under the Securities Act of 1933, as amended, made pursuant to a registration statement on Form SB-2 (or any similar form) that has been declared effective by the Securities and Exchange Commission (the "SEC"). If the IPO is not effected by the Maturity Date, the principal amount and accrued interest due under this Note shall nevertheless be converted into Conversion Shares. Upon conversion, the number of Conversion Shares into which this Note shall be converted shall equal the principal amount plus accrued interest due under this Note divided by $6.00 (the "Conversion Price").

            (b) Adjustment of Conversion Price. The Conversion Price has been determined as $6.00 for each share of Common Stock. In the event the Company shall be validly authorized to effect any one or more of the following (each, a "Adjustment Event"): (i) payments of a dividend in shares of its Common Stock,
(ii) subdividing of its outstanding shares of Common Stock, (iii) combination of its outstanding shares of Common Stock into a smaller number of shares, or (iv) reorganization, merger or consolidation with another corporation or entity, the Holder shall be entitled thereafter to elect that upon the conversion of this Note he, she or it will receive the number of shares of Common Stock (or the number and kind of applicable securities or property) as the Holder would have been entitled to receive upon such Adjustment Event, if he, she or it had been a holder of the number of shares of Common Stock of the Company deliverable upon the conversion of this Note immediately prior to the time of such Adjustment Event. In addition, if the Company shall be validly authorized to issue shares of Common Stock, or options, warrants or other rights convertible into Common Stock, for a per share price, exercise price or consideration of or valued at less than $6.00 per share, then unless such issuance is an "Exempted Event," as defined below, the Conversion Price shall be reduced to a price equal to the lower price, exercise price or consideration. For the purposes of this Note, the following shall be deemed to be Exempted Events if approved by a majority of the Company's Board of Directors (or with respect to (C) below, a majority of the members of the Compensation Committee of the Board of Directors), including a majority of the directors of the Company who are not employees of the Company:

                           (A)  the acquisition of another corporation or entity
by the Company by merger, purchase of substantially all the assets or other reorganization as a result of which the Company or its shareholders prior to the transaction own more than 50% of the voting power of the resulting corporation or other entity;

                           (B)  equipment leases or borrowings, direct or
indirect, from financial or other institutions regularly engaged in such business;

                           (C)  the issuance of shares of Common Stock, and
options, warrants or rights convertible into Common Stock, to employees, consultants or directors of the Company pursuant to any incentive agreement or arrangement;

                           (D)  a transaction in which the Company licenses any
intellectual property to be used in the business of the Company; or

                           (E)  a strategic joint venture or alliance between
the Company and another party to which the securities are issued, or an affiliate thereof.

            (c) Mechanics of Conversion. Upon conversion, the Holder shall surrender the certificate or certificates for this Note, duly endorsed, at the Company's principal corporate office, and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date such Notes are delivered, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

            (d) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment.

            (e) Taxes on Conversion. The issue of share certificates on conversion of this Note shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any certificate in respect of Conversion Shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (f) Reservation of Conversion Securities. The Company agrees that the Company will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note.

            (g) No Rights as Stockholders. Prior to the conversion of this Note, the Holder of this Note shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or as otherwise agreed.

         4. Merger, Consolidation.

            (a) Acceleration on Merger, Consolidation. In the event of (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company (the events described in clauses (i) and (ii) being collectively referred to herein as an "Event of Default"), then at the election of the Holder, the Holder may cause the principal and accrued interest on this Note to become immediately due and payable at the closing of any such transaction, whereupon the principal and accrued interest under this Note shall be converted into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, reorganization, or disposition of assets by the holders of the Company's Common Stock.

            (b) Notices. The Company shall give the Holder written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4 and the Company shall thereafter give the Holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given the notice provided for herein of any material changes, provided, however, that such periods may be shortened upon the written consent of the holders of the majority of the principal amount of Notes then outstanding.

         5. Registration Rights. The Holder shall be entitled to the registration rights with respect to the Conversion Shares that are described on Exhibit A to this Note.

         6. Transfer. Upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

         7. Note Register. This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. Subject to
Section 1(b) above, the Company may treat the registered holder of this Note as the Holder appears on the Company's books at any time as the Holder for all purposes.

         8. Defaults and Remedies. In case an Event of Default shall happen and be continuing, the principal and accrued, but unpaid, interest may be declared due and payable by the Holder.

         9. Parity of Notes. In the event any other holder of Notes issued contemporaneously with this Note elects to accelerate the Notes held by such holder as a result of an Event of Default, the Company shall notify the Holder of this Note of such event and all holders of Notes issued contemporaneously with this Note shall be deemed to have equal parity.

         10. Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

         11. Amendment, Waiver Etc., By Holders. The terms of this Note may be amended or waived upon the written consent of the Company and the Holder.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys' fees.

         WITNESS the following signature and seal:


                                     COMMONWEALTH BIOTECHNOLOGIES, INC.
                                     a Virginia corporation


                                     By:
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

[Corporate Seal]

                                   EXHIBIT A

                              Registration Rights

For the purposes of this Exhibit, the following terms shall have the following meanings. All capitalized terms used in this Exhibit and not otherwise defined in this Exhibit shall have the meanings given them in this Note.

                  "1933 Act" shall mean the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such act, together with all rules and regulations promulgated thereunder.

                  "Conversion Shares" shall mean at any time, the then outstanding Conversion Shares owned by the Holders.

                  "Demand Notice" shall have the meaning given in Section 2(a).

                  "Holder" shall mean any of the investors in the Notes, and any donee, executor, administrator, personal representative, testate or intestate successor or other lawful assignee of any of the investors in the Notes, that from time to time owns Notes or Conversion Shares.

                  "Initiating Holders" shall mean any Holder or Holders of not less than two-thirds of the Conversion Shares.

                  "Notes" shall mean the $3,000,000 in Subordinated Convertible Notes issued by the Company.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, association, or other entity, or a government or any agency, authority or political subdivision thereof.

                  "Prospectus" shall mean any prospectus that is a part of a Registration Statement, together with all amendments or supplements thereto.

                  "Public Offering" shall mean any public offering of Common Stock by means of a Registration Statement that has become effective, including an IPO.

                  "Registration" shall mean (a) a registration effected by preparing and filing a Registration Statement, and the declaration or ordering of the effectiveness of such Registration Statement, and (b) any contemporaneous registration or qualification of Conversion Shares under any state securities or blue sky laws.

                  "Registration Statement" shall mean any registration statement filed with the SEC in accordance with the Securities Act, together with all amendments or supplements thereto.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

         1. Demand Registration.

            (a) All of the Conversion Shares will be included at the Company's sole expense (in a manner consistent with Section 3) in the Registration Statement for the Company's initial public offering, which the Company shall use its best efforts to cause to become effective not later than [12 months after closing date]. In any event, the Initiating Holders may give the Company written notice (a "Demand Notice") at any time after [12 months after closing date] that they desire the Company to cause all or a portion of the Conversion Shares to be registered under the 1933 Act and any applicable state securities or blue sky laws. If a registration of the Conversion Shares takes place pursuant to a Demand Notice, then the remainder of this Exhibit D shall be applicable.

            (b) Upon receipt of a Demand Notice, the Company shall send a notice to all Holders who are not parties to the Demand Notice and to the Agent, and the recipients of such notice shall be entitled to have their Conversion Shares included in the registration made pursuant to the Demand Notice if they shall notify the Company of their intent to do so within 15 days of their receipt of the Company notice, and if they shall fail to so notify the Company, the Company shall have no further obligation to register their Conversion Shares. The Company shall prepare and file a Registration Statement with the SEC under the 1933 Act covering the Conversion Shares requested to be registered as soon as practical, but in any event within ninety (90) days after receipt of the Demand Notice, and use its best efforts to cause such Registration Statement to become effective. However, if the Company furnishes to the Initiating Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company (including a majority of the non-employee directors) it would be detrimental to the Company and its shareholders for such Registration Statement to be filed when the filing would otherwise be required by the preceding sentences and that it is therefore essential to defer the filing of such Registration Statement, the Company shall have an additional period of not more than ninety (90) days within which to file such Registration Statement.

            (c) The Initiating Holders shall have the right to select the investment banker or bankers who shall serve as the manager and/or co-managers for the registration of the Conversion Shares under this Section 1.

            (d) If at least two-thirds (2/3) of the Holders of the Conversion Shares determine for any reason not to proceed with such Registration at any time before a Registration Statement has been declared effective by the SEC, then such Holders shall promptly give written notice to the Company of their decision, and such Registration Statement, if theretofore filed with the SEC, shall be withdrawn with respect to the Conversion Shares covered thereby.

         2. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the Registration of any Conversion Shares under the 1933 Act, the Company will:

            (a) prepare and file with the SEC a Registration Statement under the 1933 Act with respect to the Conversion Shares requested to be registered, and use its best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the Holders and their counsel copies of all such documents proposed to be filed and give such Holders and their counsel an opportunity to review and comment upon such documents;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Conversion Shares included in such Registration Statement;

            (c) furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Holder may reasonably request in order to enable such Holder to consummate the public sale or other disposition of the Conversion Shares owned by such Holder included in such Registration Statement;

                  (d) use its best efforts to register or qualify all of the Conversion Shares under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things that may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Conversion Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction (provided that the Company shall, if required by any such jurisdiction, consent to service of process with respect to matters arising out of the offering of Conversion Shares then being made) or (iv) qualify as a dealer in securities in any such jurisdiction;

            (e) notify each Holder at any time when a Prospectus relating to the Conversion Shares owned by such Holder is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Holder and subject to subsection (b) above, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Conversion Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) cause all the Conversion Shares to be listed on each securities exchange or national market or quotation system on which the equity securities of the Company of the same type or class as the Conversion Shares are then listed, if any, or such exchange or quotation system as shall reasonably be requested by the Initiating Holders;

            (g) provide a transfer agent and registrar for the Conversion Shares not later than the effective date of such Registration Statement;

            (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of at least a majority of the Conversion Shares or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Conversion Shares;

            (i) make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder of at least 5% of the Conversion Shares, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent and reasonably necessary for the purposes of such Registration Statement;

            (j) as of (i) the effective date of the Registration Statement and
(ii) the date the Conversion Shares are delivered to the underwriters, if any, for sale pursuant to such Registration Statement, obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of at least a majority of the Conversion Shares reasonably request; and

            (k) furnish, at the request of any Holder of Conversion Shares requested to be registered on the date the Conversion Shares are delivered to the underwriters for sale pursuant to the Registration Statement or, if the Conversion Shares are not being sold through underwriters, on the date the Registration Statement with respect to the Conversion Shares becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders of such securities may reasonably request and are customarily included in such opinions.

         3. Expenses. To the fullest extent allowable under applicable state securities and blue sky laws, all expenses incurred in effecting the Registration provided for in Section 2(a), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses other than discounts or commissions, expenses of any audits incident to or required by any such Registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d), shall be borne and paid by the Company.

         4. Indemnification.

            (a) In the event of any Registration of the Conversion Shares under the 1933 Act pursuant to this Agreement, the Company, to the extent permitted by law, shall indemnify and hold harmless each Holder, each underwriter (as defined in the 1933 Act), each other Person who participates in the offering of such Conversion Shares, and each other Person, if any, who controls (within the meaning of the 1933 Act) each such Holder, underwriter or participating Person, against any losses, claims, damages or liabilities, joint or several, to which each such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement, or alleged untrue statement, of any material fact contained, on the effective date thereof, in any Registration Statement under which the Conversion Shares were registered under the 1933 Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Conversion Shares being registered, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, or any such underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, damage, liability or action; provided, however, that the Company shall not be liable to any Holder, or any such underwriter, participating Person, or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission (x) that was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by such Person specifically for use therein, or (y) that was corrected in an amendment or supplement to the Registration Statement or any preliminary Prospectus, summary Prospectus or Prospectus that the Company made available to the Holders prior to the date of the transaction giving rise to a claim of liability and that the Holder seeking indemnification failed to deliver to the person asserting the claim prior to the consummation of the transaction.

            (b) Each Holder shall indemnify and hold harmless each other Holder, the Company, their directors and officers, each underwriter (as defined in the 1933 Act), and each other Person, if any, who controls (within the meaning of the 1933 Act) each such Holder, the Company, or any underwriter, against any losses, claims, damages or liabilities, joint or several, to which any such other Holder, the Company, any such director or officer, any such underwriter, or any such Person may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Conversion Shares were registered under the Securities Act at the request of the Holders, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with the Conversion Shares, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such untrue statement or omission (x) was made in such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with information furnished by such Holder specifically for use therein, or (y) such untrue statement or omission was corrected in an amendment or supplement to the Registration Statement or any preliminary Prospectus, summary Prospectus or Prospectus that the Company made available to the Holders prior to the date of the transaction giving rise to a claim of liability and that the Holder selling Conversion Shares in such transaction failed to deliver to the person asserting the claim prior to the consummation of the transaction, and shall reimburse such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage or liability.

            (c) Indemnification similar to that specified in subsections (a) and
(b) of this Section 4 (with such modifications as shall be appropriate) shall be given by the Company or the Holder, as the case may be, under any federal or state securities or blue sky law or regulation other than the Securities Act.

            (d) Any Person that proposes to assert the right to be indemnified under subsections (a), (b) or (c) of this Section 4 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person

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under such subsections (a), (b) or (c), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such action and to control the defense thereof. The Person seeking indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought from a Person and (i) the Person seeking indemnification has been advised by counsel that representation of such Person and the indemnifying Person by the same counsel would be inappropriate under applicable standards of professional conduct, or (ii) the indemnifying Person has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Indemnifying Person and the Person seeking indemnification shall have the right to control the defense of such action, suit or proceeding. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent. No indemnifying Person will consent to the entry of any judgment or enter into any settlement (without the consent of the indemnified Person) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of the applicable claim or litigation.

            (e) The indemnification provided for under this Section 4 will remain in full force and effect regardless of any investigation made by or on behalf of the Person seeking indemnification or any officer, director or controlling Person of such Person seeking indemnification and will survive the transfer of Conversion Shares.

            (f) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified Person in respect of any losses, claims, damages or liabilities in respect thereof referred to herein, then each indemnifying Person shall, in lieu of indemnifying such indemnified Person, contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the Persons' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigation or defending any such action or claim. Notwithstanding the contribution provisions of this Section 4, in no event shall the amount contributed by any Holder of Conversion Shares exceed the aggregate gross offering proceeds received by such Holder from the sale of Conversion Shares to which such contribution claim relates. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

         5. Participation in Underwritten Registration. No Holder may participate in any underwritten Registration hereunder unless (i) such Holder agrees to sell such Holder's Conversion Shares on the basis provided in any underwriting arrangements approved by the Company, (ii) such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) the Holders of a majority of the Conversion Shares shall have designated a single agent to act for them in connection with the Registration.

         6. Assignability of Registration Rights. The registration rights set forth in this Agreement shall accrue to each subsequent Holder of Conversion Shares that consents in writing to be bound by the terms and conditions of this Agreement.